AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT effective as of July 1, 2017, to the Transfer Agent Agreement, dated as of February 21, 2013, as amended (the “Agreement”) by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust, (the “Trust”) on behalf of its series named in Exhibit A hereto, (each a “Fund”, and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ John P. Buckel	By: /s/ Anita M Zagrodnik
Name: John P. Buckel	Name: Anita M. Zagrodnik
Title: President	Title: Senior Vice President

Exhibit A
to the
Transfer Agent Servicing Agreement Trust for Professional Managers - Dearborn

Fund Names

Name of Series	Date Added
Dearborn Partners Rising Dividend Fund	on or after February 21, 2013

Exhibit C to the Trust for Professional Managers Transfer Agent Servicing Agreement –
Dearborn
TRANSFER AGENT, SHAREHOLDER & ACCOUNT SERVICES FEE SCHEDULE at July 2017

Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP           $__ /year
▪ Base Fee Per CUSIP – each additional class                                                                           $__ /year
(additional class CUSIP charges are waived for first six months or until assets reach $__, whichever is sooner)

▪ NSCC Level 3 Accounts                                                                                                  $__ /open account
▪ No-Load Fund Accounts                                                                                                 $__ /open account
▪ Load Fund Accounts                                                                                                        $__ /open account
▪ Closed Accounts                                                                                                               $__ /closed account

Annual Basis Point Fee
__basis point on the first $__ million
__ basis points on the next $__ million
__ basis points on the balance

Services Included in Annual Basis Point Fee
▪ Telephone Calls
▪ Voice Response Calls
▪ Manual Shareholder Transaction & Correspondence
▪ Omnibus Account Transaction
▪ Daily Valuation/Manual 401k Trade
▪ Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪ NSCC System Interface
▪ Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪ Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ 12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, outbound calling & marketing campaigns, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Same Day Cash Management, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

 Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing
Agreement – Dearborn
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at July 1, 2017
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
− Implementation - $1__ /fund group – includes up to 25 hours of technical/BSA support
− Annual Base Fee - $__ /year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
− Implementation - $__ /fund group – includes up to 10 hours of technical/BSA support
− Annual Base Fee - $__ /year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $__ /hour
▪ Activity (Session) Fees:
− Inquiry - $__ /event
− Account Maintenance - $__ /event
− Transaction – financial transactions, reorder statements, etc. - $__ /event
− New Account Setup - $__ /event (Not available with FAN Web Select)
▪ Strong Authentication:
− $__ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪ Initial Implementation Site Setup Fee - $__
▪ Monthly Base Fee - $__
▪ Transaction Fees:
- Inquiry - $__ /event
- Maintenance - $__ /event
- Transaction - $__ /event
- New Account Establishment Setup - $__ /event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $__ /year
▪ Per Record Charge
− Rep/Branch/ID - $__
− Dealer - $__
▪ Price Files - $__ /record or $__ /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $__/event
− Per broker ID - $__ /month per ID
▪ Transaction Processing
− Implementation - $__ /management company
− Transaction – purchase, redeem, exchange, literature order - $__ /event
− New Account Setup – $__ /event
− Monthly Minimum Charge - $__ /month

Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing
Agreement – Dearborn
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at July 1, 2017
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
− Develop eBusiness Solutions Software - $__ /fund group
− Code Print Software - $__ /fund group
▪ Load charges
− $__ /image
▪ Archive charge (for any image stored beyond 2 years)
−   $__/document

*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Report Source
- Setup: $__ (Includes access to Fund Source)
- Service: $__ /user per month
- Import Third Party TIP Files: $__/ file per month
▪ BDS – Statement Storage & Retrieval
-  Setup: $__/user
-  Service: $__ /user per month
▪ Ad Hoc/ PowerSelect File Development
- Setup: $__ /request (Includes up to 2 hours of programming. If beyond, additional time will be $__/ hour consultation and development.)
- Service: $__ /file per month
▪ Custom Electronic File Exchange (DDS delivery of standard TIP files)
- $__one time setup fee
- $__ /file per month maintenance fee
▪ Mail File (DDS mailbox in which clients can pull information): $__/file setup
▪ TIP File Setup
- Setup & Delivery of Standard TIP Files: $__ /request (Unlimited files per request)
- Custom TIP File Development: __ /request (Includes up to 2 hours of programming. If beyond, additional time will be $__ /hour consultation and development.)

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $__ /year per workstation for TA2000 AWD access
▪ Data communications setup and monthly charges based upon location and bandwidth
▪ Training billed at hourly rates plus out-of-pocket expenses
Programming Charges
▪ $__ /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
- Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
- Conversion programming
- Customized service development
- Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
- All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing
Agreement – Dearborn
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July 1, 2017
Transfer Agent Training Services
▪ On-site at USBFS - $__ /day
▪ At Client Location - $__ /day plus travel and out-of-pocket expenses if required

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪ 90 days or less: $__/open account
▪ 91-180 days: $__ /open account
▪ 181-270 days: $__ /open account
▪ 271 days – 1 year: $__ /open account
▪ 1 year – 2 years: $__ /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪ $__/direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $__ setup /fund group of 1-5 funds, $__ setup /fund group of over 5 funds
▪ $__ /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $__ per open account per year.

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪ $__ setup /fund group
▪ $__ /month administration
▪ $__ /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $__ /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $__ /fund group
▪ Annual Fee - $__ /open and closed account
Literature Fulfillment Services*
▪ Account Management
− $__ /month (account management, lead reporting and database administration)
▪ Inbound Teleservicing Only
− Account Management - $__ /month
− Call Servicing - $__ /minute
▪ Lead Conversion Reporting (Closed Loop)
− Account Management - $__ /month
− Database Installation, Setup - $__/fund group
▪ Out-of-Pocket Expenses
− Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪ $__ /monthly report

Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing
Agreement – Dearborn
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July 1, 2017

FAF Money Market Fund Service Organizations
▪ $__ /money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $__ /qualified plan account or Coverdell ESA account (Cap at $__ /SSN)
▪ $__ /transfer to successor trustee
▪ $__ /participant distribution (Excluding SWPs)
▪ $__ /refund of excess contribution
▪ $__ /reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $__ /outgoing wire transfer or overnight delivery
▪ $__ /telephone exchange
▪ $__ /return check or ACH or stop payment
▪ $__ /research request per account (Cap at $__ /request) (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $__ setup/fund group
▪ $__ /certificate transaction

Same Day Cash Management
▪ Setup: $__ (Access via Internet VPN)
▪ Service: $__ /user per month

Real Time Cash Flow
▪ Implementation (one time charge) & Recurring Charges (monthly)
- 5 Users –  $__
- 10 Users – $__
- 20 Users – $__
- 30 Users – $__
- 40 Users – $__
- 50 Users – $__
▪ Training
- WebEx - __ /user
- On Site at USBFS - $__ /day
- At Client Location - $__ /day plus travel and out-of-pocket expenses if required
▪ Real Time Data Feeds
- Implementation (per feed) - $__ /hour (8 hour estimate)
Recurring (per feed) - $__ /month

CUSIP Setup
▪ Subsequent CUSIP Setup - $__ /CUSIP
▪ Expedited CUSIP Setup - $__ /CUSIP (Less than 35 days)

Exhibit C (continued) to the Trust for Professional Managers Transfer Agent Servicing
Agreement – Dearborn
eCONNECT PLATFORM SERVICE FEE SCHEDULE at July 1, 2017

eCONNECT is a Web-based platform featuring global content management, product distribution services, and digital print-on-demand technology. eCONNECT is accessible from any desktop, laptop, or mobile device so you can quickly and efficiently find, use, manage, and disseminate the information you need to maintain client relationships.

System Implementation Cost
▪ $__ – Implementation of Literature Fulfillment Management System, Online Fulfillment System
- Setup client rules, operating standards, email alerts, and inventory
- Physical inventory conversion to USBFS platform

Monthly Service Fee
▪ $__ – Standard monthly service fee
▪ Portals are defined by a unique point of entry, navigation, and business rules

1-To-1 Electronic Marketing Delivery Fee Per Month
▪ $__ – Up to 1,000
▪ $__ – Up to 2,500
▪ $__ – Up to 5,000
▪ $__ – Up to 10,000
▪ $__ – Up to 20,000
▪ $__ – Up to 50,000
▪ $__ – Up to 100,000

Email Marketing (Message & Setup Fee Per Campaign)
▪ $__ – Up to 500
▪ $__ – Up to 1,000
▪ $__ – Up to 5,000
▪ $__ – Up to 10,000
▪ $__ – Per 1,000 over 10,000

eCONNECT Training
▪ WebEx - $500 /user
▪ On Site at USBFS - $__ /day
▪ At Client Location - $__ /day plus travel and out-of-pocket expenses if required

Specialized Programming – Cost based on project requirements.

Advisor’s signature below acknowledges approval of the fee schedules above on this Exhibit C.

By:  Dearborn Partners, LLC

Name: ________________________________

Title:__________________________________

Date:_____________________________________